1st Quarter 2015 Earnings Slides May 8, 2015 Exhibit 99.2

This Presentation includes and references “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, expectations regarding refining margins, revenues, cash flows, capital expenditures, turnaround expenses and other financial items. These statements also relate to our business strategy, goals and expectations concerning our market position, future operations, margins and profitability. We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar terms and phrases to identify forward-looking statements in this Presentation, which speak only as of the date the statements were made. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the SEC. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this Presentation. Forward Looking Statements 2

2Q 2015 Outlook 3 California Pacific Northwest Mid- Continent Consolidated Throughput (mbpd) 510 - 535 145 - 155 110 - 120 765 - 810 Manufacturing Cost ($/bbl) $5.65 - $5.90 $4.75 - $5.00 $5.00 - $5.25 $5.40 - $5.65 $ in millions Corporate/System Refining/ Logistics Depreciation $ 120/45 Corporate Expense Before Depreciation $ 60 Interest Expense Before Interest Income $ 55

Net Earnings



$ in millions
Net Earnings
Attributable to Tesoro Corporation
78
224
396
145
145
1Q 2014
2Q 2014
3Q 2014
4Q 2014
1Q 2015



$ per share
Diluted EPS
from Continuing Operations
0.59
1.70
3.06
1.34
1.15
1Q 2014
2Q 2014
3Q 2014
4Q 2014
1Q 2015

TESORO

$ in millions, except per share amounts	1Q 2014	2Q 2014	3Q 2014	4Q 2014	1Q 2015
Refining	$ 185	$374	$578	$151	$190
TLLP	60	48	61	37	108
Retail	19	72	138	195	126
Corporate and Unallocated Costs	(26)	(84)	(75)	(101)	(84)
Interest and Financing Costs, Net	(77)	(41)	(51)	(67)	(55)
Other Income (Expense), Net[1]	(1)	3	12	54	(1)
Income Tax Expense	(56)	(132)	(249)	(110)	(96)
Net Loss from Discontinued Operations, Net of Tax[2]	(1)	0	(1)	(27)	0
Net (Earnings) Loss Attributable to Non-Controlling Interest	(25)	(16)	(17)	13	(43)
Net Earnings Attributable to Tesoro Corporation	$ 78	$ 224	$ 396	$ 145	$ 145
Diluted EPS from Continuing Operations	$ 0.59	$ 1.70	$ 3.06	$ 1.34	$ 1.15
Diluted EPS from Discontinued Operations	$ (0.01)	$ 0.00	$ (0.01)	$ (0.21)	$ 0.00

1. Represents net amount of other income (expense) and equity in earnings of equity method investments as reported.
2. On September 25, 2013, we completed the sale of all of our interest in Tesoro Hawaii, LLC, which operates the 94 mbpd Hawaii refinery, retail stations and associated logistics assets to a subsidiary of Par Petroleum Corporation. As a result, we have reflected its results of operations as discontinued operations for all periods presented, and we have excluded our Hawaii operations from the operational data presented in the tables and discussion that follow.

4

1Q 2015 Cash Flow 5 $ in millions 4 (343) (116) 1,000 518 (604) 459 Beginning Cash EBITDA Working Capital & Other Interest & Tax, Net Capex & Turnaround Shareholder Distributions & Buybacks Ending Cash

Throughput by Refining Region 6 168 150 158 100 120 140 160 180 200 1Q 2014 1Q 2015 Guidance 1Q 2015 Actual MBPD Pacific Northwest 128 115 116 0 30 60 90 120 150 1Q 2014 1Q 2015 Guidance 1Q 2015 Actual MBPD Mid-Continent 521 425 422 100 200 300 400 500 600 1Q 2014 1Q 2015 Guidance 1Q 2015 Actual MBPD California

Manufacturing Cost by Refining Region 4.27 4.25 4.43 - 1.00 2.00 3.00 4.00 5.00 1Q 2014 1Q 2015 Guidance 1Q 2015 Actual $/bbl Pacific Northwest 4.07 4.83 4.56 - 1.00 2.00 3.00 4.00 5.00 1Q 2014 1Q 2015 Guidance 1Q 2015 Actual $/bbl Mid-Continent 6.48 6.83 7.53 - 2.00 4.00 6.00 8.00 1Q 2014 1Q 2015 Guidance 1Q 2015 Actual $/bbl California 7

8 Non-GAAP Financial Measures Three Months Ended Reconciliation of Net Earnings to EBITDA March 31, 2015 Net earnings $ 188 Depreciation and amortization expense 179 Income tax expense 96 Interest and financing costs, net 55 EBITDA $ 518 Three Months Ended Year Ended Reconciliation of Projected Net Earnings to Projected EBITDA March 31, 2015 December 31, 2015 Projected net earnings $ 381 $ 1,086 Depreciation and amortization expense 178 716 Income tax expense 186 560 Interest and financing costs, net 55 238 Projected EBITDA $ 800 $ 2,600 Rockies Natural Gas Business Three Months Ended March 31, 2015 Reconciliation of Net Earnings to EBITDA and Adjusted EBITDA Net earnings $ 38 Depreciation and amortization expense 24 EBITDA 62 Throughput deficiency receivable 13 Adjusted EBITDA $ 75 Tesoro Logistics LP Year Ended Reconciliation of Projected Net Earnings to Projected EBITDA December 31, 2015 Projected net earnings $ 290 Add: Depreciation and amortization expenses 202 Add: Interest and financing costs, net 166 Projected EBITDA $ 658